UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-53254

Date of Report: March 4, 2009

ECONOMETRICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2443288
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

One Exchange Place, Suite 1000, Jersey City, NJ 07303
(Address of Principal Executive Offices)

201-882-3332

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Change in Registrant’s Certifying Accountant

On March 4, 2009, the Board of Directors of Econometrics, Inc. (“Econometrics”) terminated Michael F. Cronin from his position as the principal independent accountant for Econometrics.

The audit reports of Michael F. Cronin on the financial statements of Econometrics for the years ended May 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion or qualification.  Michael F. Cronin did not, during the applicable periods, advise Econometrics of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

Econometrics and Michael F. Cronin have not, during Econometrics’ two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Michael F. Cronin’s satisfaction, would have caused Michael F. Cronin to make reference to the subject matter of the disagreement in connection with his reports.

Econometrics has requested Michael F. Cronin to furnish a letter addressed to the Securities Exchange Commission stating whether or not Michael F. Cronin agrees with the statements in this 8-K.  A copy of such letter is filed as exhibit 16 to this 8-K.

On March 4, 2009 Econometrics retained Paritz & Company, P.A. to audit Econometrics’ financial statements for the year ended May 31, 2009.  At no time during the past two fiscal years or any subsequent period did Econometrics consult with Paritz & Company, P.A. regarding any matter of the sort described above with reference to Michael F. Cronin, any issue relating to the financial statements of Econometrics, or the type of audit opinion that might be rendered for Econometrics.

Item 9.01

Financial Statements and Exhibits

Exhibits

16.

Letter from Michael F. Cronin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Econometrics, Inc.

Dated:  March 4, 2009

By:  /s/ _Wang Shuxiang

       Wang Shuxiang, Chief Executive Officer